Exhibit 99.1

CalCon Mutual Mortgage LLC

December 31, 2021 and 2020

Audited Consolidated Financial Statements

SPIEGEL ACCOUNTANCY CORP

2300 Contra Costa Blvd., Suite 425 • Pleasant Hill, CA 94523 • Phone (925) 977-4000 • Fax (925) 363-3370

CalCon Mutual Mortgage LLC

Table of Contents

Years Ended December 31, 2021 and 2020

Independent Auditor’s Report	1 - 3

Consolidated Balance Sheets	4

Consolidated Statements of Income and Expense	5

Consolidated Statements of Changes in Members’ Equity	6

Consolidated Statements of Cash Flows	7

Notes to Financial Statements	8 - 37

Supplementary Schedule I - Operating Expenses	39

Supplementary Schedule II:
Computation of HUD Adjusted Net Worth Requirement.	40
Computation of HUD Liquidity Requirement	41

Supplementary Schedule III:
Computation of GNMA Adjusted Net Worth Requirement	42
Computation of GNMA Capital Requirement	43
Computation of GNMA Liquid Assets Requirement	44
Computation of GNMA Insurance Requirement	45

Audit Firm Summary	46

Report on Internal Control Over Financial Reporting and on Compliance and Other Matters Based on an Audit of Financial Statements Performed in Accordance with Government Auditing Standards	47 - 48

Report on Compliance for the Major HUD Program and on Internal Control Over Compliance Required by the Consolidated Audit Guide for Audits of HUD Programs	49 - 52

Schedule of Findings, Questioned Costs and Recommendations for HUD-Approved Title II Non-Supervised Mortgagees and Loan Correspondents	53

Schedule of the Status of Prior Audit Findings, Questioned Costs and Recommendations for HUD-Approved Title II Non-Supervised Mortgagees and Loan Correspondents	54

Spiegel Accountancy Corp.

INDEPENDENT AUDITOR’S REPORT

To the Members and Board of Directors

CalCon Mutual Mortgage LLC

San Diego, California

Report on the Audit of the Consolidated Financial Statements

Opinion

We have audited the consolidated financial statements of CalCon Mutual Mortgage LLC, which comprise the consolidated balance sheets as of December 31, 2021 and 2020, and the related consolidated statements of income and expense, changes in members’ equity, and cash flows for the years then ended, and the related notes to the consolidated financial statements.

In our opinion, the accompanying consolidated financial statements present fairly, in all material respects, the financial position of CalCon Mutual Mortgage LLC as of December 31, 2021 and 2020, and the results of its operations and its cash flows for the years then ended in accordance with accounting principles generally accepted in the United States of America.

Basis for Opinion

We conducted our audits in accordance with auditing standards generally accepted in the United States of America (GAAS) and the standards applicable to financial audits contained in Government Auditing Standards issued by the Comptroller General of the United States. Our responsibilities under those standards are further described in the Auditor’s Responsibilities for the Audit of the Financial Statements section of our report. We are required to be independent of CalCon Mutual Mortgage LLC and to meet our other ethical responsibilities, in accordance with the relevant ethical requirements relating to our audits. We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Responsibilities of Management for the Consolidated Financial Statements

Management is responsible for the preparation and fair presentation of the consolidated financial statements in accordance with accounting principles generally accepted in the United States of America, and for the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free from material misstatement, whether due to fraud or error.

In preparing the consolidated financial statements, management is required to evaluate whether there are conditions or events, considered in the aggregate, that raise substantial doubt about CalCon Mutual Mortgage LLC’s ability to continue as a going concern for one year after the date that the consolidated financial statements are issued.

To the Members and Board of Directors

CalCon Mutual Mortgage LLC

San Diego, California

Auditor’s Responsibilities for the Audit of the Consolidated Financial Statements

Our objectives are to obtain reasonable assurance about whether the consolidated financial statements as a whole are free from material misstatement, whether due to fraud or error, and to issue an auditor’s report that includes our opinion. Reasonable assurance is a high level of assurance but is not absolute assurance and therefore is not a guarantee that an audit conducted in accordance with GAAS and Government Auditing Standards will always detect a material misstatement when it exists. The risk of not detecting a material misstatement resulting from fraud is higher than for one resulting from error, as fraud may involve collusion, forgery, intentional omissions, misrepresentations, or the override of internal control. Misstatements are considered material if there is a substantial likelihood that, individually or in the aggregate, they would influence the judgment made by a reasonable user based on the consolidated financial statements.

In performing an audit in accordance with GAAS and Government Auditing Standards, we:

•	Exercise professional judgment and maintain professional skepticism throughout the audit.

•

Identify and assess the risks of material misstatement of the consolidated financial statements, whether due to fraud or error, and design and perform audit procedures responsive to those risks. Such procedures include examining, on a test basis, evidence regarding the amounts and disclosures in the consolidated financial statements.

•

Obtain an understanding of internal control relevant to the audit in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of CalCon Mutual Mortgage LLC’s internal control. Accordingly, no such opinion is expressed.

•

Evaluate the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluate the overall presentation of the consolidated financial statements.

•

Conclude whether, in our judgment, there are conditions or events, considered in the aggregate, that raise substantial doubt about CalCon Mutual Mortgage LLC’s ability to continue as a going concern for a reasonable period of time.

We are required to communicate with those charged with governance regarding, among other matters, the planned scope and timing of the audit, significant audit findings, and certain internal control-related matters that we identified during the audit.

To the Members and Board of Directors

CalCon Mutual Mortgage LLC

San Diego, California

Supplementary Information

Our audit was conducted for the purpose of forming an opinion on the consolidated financial statements as a whole. The accompanying supplementary schedules as listed in the table of contents are presented for purposes of additional analysis and are not a required part of the consolidated financial statements. Such information is the responsibility of management and was derived from and relates directly to the underlying accounting and other records used to prepare the consolidated financial statements. The information has been subjected to the auditing procedures applied in the audit of the consolidated financial statements and certain additional procedures, including comparing and reconciling such information directly to the underlying accounting and other records used to prepare the consolidated financial statements or to the financial statements themselves, and other additional procedures in accordance with auditing standards generally accepted in the United States of America. In our opinion, the accompanying supplementary schedules as listed in the table of contents are fairly stated in all material respects in relation to the consolidated financial statements as a whole.

The accompanying Schedule of the Status of Prior Audit Findings, Questioned Costs and Recommendations has not been subjected to the auditing procedures applied in the audit of the consolidated financial statements, and accordingly, we do not express an opinion or provide any assurance on it.

Other Reporting Required by Government Auditing Standards

In accordance with Government Auditing Standards, we have also issued our report dated March 29, 2022 on our consideration of CalCon Mutual Mortgage LLC’s internal control over financial reporting and on our tests of its compliance with certain provisions of laws, regulations, contracts, grant agreements and other matters. The purpose of that report is to describe the scope of our testing of internal control over financial reporting and compliance and the results of that testing, and not to provide an opinion on the effectiveness of internal control over financial reporting or on compliance. That report is an integral part of an audit performed in accordance with Government Auditing Standards in considering CalCon Mutual Mortgage LLC’s internal control over financial reporting and compliance.

Pleasant Hill, California March 29, 2022	Spiegel Accountancy Corp. Certified Public Accountants

Calcon Mutual Mortgage LLC

Consolidated Balance Sheets

	December 31,
	2021	2020
ASSETS
Assets:
Cash and Cash Equivalents	$41,137,279	$19,795,907
Mortgage Loans Held for Sale at Fair Value	253,169,656	403,961,571
Mortgage Loans Receivable, Net	70,117,236	22,863,706
Loan Fees and Other Receivables	9,364,200	7,432,604
Derivative Assets	2,845,650	6,890,125
Mortgage Servicing Rights	8,385,572	11,492,146
Prepaid Expenses	4,431,464	3,542,981
Property and Equipment, Net	143,650	225,803
Deposits and Other Assets	1,743,608	3,648,442
Notes Receivable	—	2,462,498

Total Assets	$391,338,315	$482,315,783

LIABILITIES AND EOUITY
Liabilities:
Accounts Payable and Accrued Liabilities	$9,691,640	$11,316,191
Derivative Liabilities	324,199	6,537,656
Warehouse Lines of Credit	300,038,134	401,458,793
Deferred Revenue	742,268	—
Secondary Market Reserve	2,000,000	500,000
Notes Payable	12,230,670	8,664,045

Total Liabilities	325,026,911	428,476,685

Members’ Equity:
Class B Members	64,725,458	53,839,098
Non-Controlling Interest	1,585,946	—

Total Members’ Equity	66,311,404	53,839,098
Total Liabilities and Equity	$391,338,315	$482,315,783

See Notes to Consolidated Financial Statements

Calcon Mutual Mortgage LLC

Consolidated Statements of Income and Expense

	Years Ended December 31,
	2021	2020
Mortgage Lending Income:
Gain on Sale of Mortgage Loans and Loan Origination Fees	$61,211,092	$98,126,509
Loan Fees from Lending Activities	10,046,316	11,132,731
Gain on Retention/ Fair Value Change of Mortgage Servicing Rights	12,846,212	11,428,635
Gain on Sale of Mortgage Servicing Rights	3,236,035	—
Mortgage Servicing Fees	3,589,438	1,206,453
Interest Income from Lending Activities	17,906,172	9,469,370

Total Mortgage Lending Income	108,835,265	131,363,698

Mortgage Lending Expense:
Loan Originator Commissions	18,005,351	20,625,458
Warehouse Lines of Credit Interest Expense	13,147,403	8,907,143
Loan Expense Related to Lending Activities	5,405,805	5,990,519
Mortgage Servicing Fee Expense	2,150,089	648,721
Provision for Secondary Market Reserve	664,994	627,055

Total Mortgage Lending Expense	39,373,642	36,798,896

Gross Profit	69,461,623	94,564,802

Operating Expense:
Salaries, Payroll Taxes and Employee Benefits	25,631,185	32,476,757
Occupancy and Equipment Rent	1,535,087	1,627,035
Advertising and Marketing	2,839,360	2,393,620
General and Administrative	24,538,836	12,055,364

Total Operating Expense	54,544,468	48,552,776

Income from Operations	14,917,155	46,012,026
Other Income and (Expense):
Gain on Forgiveness of Note Payable	4,964,200	—
Interest Income	19,870	1,085,934
Other (Expense) Income, Net	118,635	342,015
Interest Expense	(289,470)	(77,455)

Total Other Income and Expense	4,813,235	1,350,494
Net Income Before Non-controlling Interest	19,794,444	47,362,520

Net Loss from Non-controlling Interest	(64,054)	—

Net Income Attributable to the Company	19,730,390	47,362,520

See Notes to Consolidated Financial Statements

Calcon Mutual Mortgage LLC

Consolidated Statements of Changes in Members’ Equity

Years Ended December 31, 2021 and 2020

	Class B	Non-controlling Interest	Total Equity
Balance at December 31, 2019	$15,860,580	$—	$15,860,580
Contributions	974,792	—	974,792
Distributions	(10,358,794)	—	(10,358,794)
Net Income	47,362,520	—	47,362,520

Balance at December 31, 2020	53,839,098	—	53,839,098

Contributions	5,297,079	1,650,000	6,947,079
Distributions	(14,205,163)	—	(14,205,163)
Net Income (Loss)	19,794,444	(64,054)	19,730,390

Balance at December 31, 2021	$64,725,458	$1,585,946	$66,311,404

See Notes to Consolidated Financial Statements

Calcon Mutual Mortgage LLC

Consolidated Statements of Cash Flows

	Years Ended December 31,
	2021	2020
Cash Flows From Operating Activities:
Net Income	$19,730,390	$47,362,520
Adjustment to Reconcile Net Income to Net Cash Flows From Operating Activities:
Gain on Forgiveness of Note Payable	(4,964,200)	—
Captive Insurance Amortization	3,191,558	2,361,586
Depreciation	82,152	101,474
Gain on Sale of Mortgage Servicing Rights	(3,236,035)	—
Gain on Retention of Mortgage Servicing Rights	(13,754,611)	(11,492,146)
Fair Value Adjustment of Mortgage Servicing Rights	908,399	—
Loss on Sale of Investment Securities	—	74,843
Amortization of Deferred Revenue	(45,643)	—
Provision for Secondary Market Reserve	664,994	627,055
Increase (Decrease) in Operating Assets:
Mortgage Loans Held for Sale	150,791,915	(190,123,687)
Mortgage Loans Receivable	78,448,416	(15,372,943)
Loan Fees and Other Receivables	14,821,785	(3,751,561)
Derivative Instruments	(2,168,982)	1,145,093
Prepaid Expenses	297,646	(63,507)
Deposits and Other Assets	2,762,834	(3,414,637)
Decrease (Increase) in Operating Liabilities:
Accounts Payable and Accrued Liabilities	(4,671,341)	2,565,977
Related Parties Payable	—	198,141
Deferred Revenue	787,911
Secondary Market Reserve	(164,994)	(627,055)

Net Cash Provided by (Used in) Operating Activities	243,482,194	(170,408,847)

Cash Flows From Investing Activities:
Proceeds from Sale of Mortgage Servicing Rights	19,188,821	526,795
Purchase of Property and Equipment	—	(88,944)
Proceeds from Related Party Notes	—	2,521,545
Issuance of Related Party Note	32,498	(1,700,000)

Net Cash Provided by Investing Activities	19,221,319	1,259,396

Cash Flows From Financing Activities:
Proceeds from Warehouse Lines of Credit	1,870,980,601	2,156,181,235
Repayments on Warehouse Lines of Credit	(2,096,913,291)	(1,962,512,781)
Proceeds from Notes Payable	—	4,964,200
Repayments of Notes Payable	(5,593,454)	(2,978,568)
Contributions	2,719,165	974,792
Non-controlling Interest Contributions	1,650,000	—
Dividend Distributions	(14,205,163)	(9,349,582)

Net Cash (Used) Provided by Financing Activities	(241,362,142)	187,279,296

Net Increase in Cash and Cash Equivalents	21,341,372	18,129,845
Cash and Cash Equivalents - Beginning of Year	19,795,907	1,666,062

Cash and Cash Equivalents - End of Year	$41,137,279	$19,795,907

Supplementary Disclosure of Cash Flow Information:
Cash Paid for:
Interest	$8,656,780	$8,802,903

See Notes to Consolidated Financial Statements

CalCon Mutual Mortgage LLC

Notes to Consolidated Financial Statements

Years Ended December 31, 2021 and 2020

1.	SUMMARY OF ORGANIZATION AND SIGNIFICANT ACCOUNTING POLICIES

Organization

CalCon Mutual Mortgage LLC dba OneTrust Home Loans, Tabor Mortgage Group and Warp Speed Mortgage LLC (CalCon), which was incorporated in 2013 in the state of Delaware. CalCon is principally engaged in the origination of mortgage loans secured by residential real estate located in various states throughout the United States. Generally, such loans are subsequently sold to financial institutions or to other entities that sell such loans to investors. CalCon is registered with the Nationwide Mortgage Licensing System & Registry as well as applicable state licensing agencies. Additionally, CalCon is approved by the U.S. Department of Housing and Urban Development (HUD) to act as a non-supervised mortgagee and with the Federal National Mortgage Association (FNMA), Federal Home Loan Mortgage Corporation (FHLMC), and the Governmental National Mortgage Association (GNMA) to act as a seller/servicer.

Merger

On January I, 2021, CalCon merged with Yellowstone RE Holdings (Yellowstone), an entity under common control. CalCon purchases, owns, and occasionally sells pools of residential and commercial mortgage loans, including discounted and distressed mortgage loan purchases, all of which are secured by deeds of trust or mortgage contracts.

The transfer of assets and liabilities is further discussed in Note 13.

Basis of Consolidation

The accompanying consolidated financial statements include the accounts of CalCon; and its wholly owned subsidiary OTHLJV20, LLC, which has consolidating joint ventures with Schumacher Mortgage LLC; Team One Home Loans LLC, and Ardorio Lending LLC (altogether, the Company). All significant intercompany accounts, transactions, and profits have been eliminated in the consolidation.

Basis of Presentation and Use of Estimates

The Company’s consolidated financial statements are prepared on the accrual basis of accounting in accordance with accounting principles generally accepted in the United States of America. The accrual basis of accounting requires the use of estimates and assumptions that affect the assets, liabilities, revenues and expenses reported in the consolidated financial statements, as well as amounts included in the notes thereto, including discussion and disclosure of contingent liabilities. Although the Company uses its best estimates and judgments, actual results could differ from these estimates as future confirming events occur.

CalCon Mutual Mortgage LLC

Notes to Consolidated Financial Statements

Years Ended December 31, 2021 and 2020

1.	SUMMARY OF ORGANIZATION AND SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Cash and Cash Equivalents

For purposes of the consolidated statement of cash flows, cash and cash equivalents include money market securities and all highly liquid investments with original maturities of ninety days or less.

Mortgage Loans Held for Sale

The Company records originations of mortgage loans held for sale at fair value and estimates the fair value based on quoted market prices. In determining fair value, consideration is given to commitments on hand from investors and prevailing market prices. The fair value option was elected for mortgage loans held for sale because the Company believes fair value best reflects future economic performance.

Mortgage Loans Receivable

Mortgage loans receivable are recorded at their outstanding principal balance with interest thereon being accrued as earned. Mortgage loans will have varying terms at the discretion of the Company. Some loans have a draw component for construction purposes. Draws are funded and a receivable is recorded as the work is completed and verified. Company loans will have varying terms up to thirty years and provide for monthly payments of interest and principal or monthly payments of interest with a “balloon payment” at the end of the term.

The Company will not recognize interest income on loans once they are determined to be impaired until the interest is collected in cash. A loan is impaired when, based on current information and events, it is probable that the Company will be unable to collect all amounts due according to the contractual terms of the loan agreement. Impairment is measured on a loan-by-loan basis by either the present value of expected future cash flows discounted at the loan’s effective interest rate, the loan’s obtainable market price or the fair value of the underlying collateral.

Loan origination fees related to mortgage loans are deferred and recognized over the life of the loan, which ranges from one to thirty years.

CalCon Mutual Mortgage LLC

Notes to Consolidated Financial Statements

Years Ended December 31, 2021 and 2020

1.	SUMMARY OF ORGANIZATION AND SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Allowance for Losses on Mortgage Loans Receivable

The allowance for losses on mortgage loans receivable is established as losses are estimated to have occurred through a provision for loan loss that is charged to earnings. Loan losses are charged against the allowance when management believes the loan balance is not collectible. Subsequent recoveries, if any, are credited to income. The allowance for losses on loans is evaluated on a regular basis by management and is based upon management’s periodic review of the collectability of the loans in light of historical experience, the types and dollar amounts of loans in the portfolio, adverse situations that may affect the borrower’s ability to repay, estimated value of any underlying collateral and prevailing economic conditions. This evaluation is inherently subjective as it requires estimates that are susceptible to significant revision as more information becomes available.

Derivative Instruments

In connection with the origination of mortgage loans, the Company enters into commitments to originate loans whereby the interest rate on the loans is determined prior to funding (interest rate lock commitments). The Company follows the provisions of derivatives and hedging accounting guidance, which require it to record derivative instruments at fair value. Therefore, interest rate lock commitments and investor forward loan sale contracts the Company intends to sell through mandatory delivery execution are recorded at fair value. The fair value of interest rate lock commitments is determined based on current secondary market prices for underlying loans with similar coupons, maturity and credit quality, subject to the anticipated loan funding probability or pull-through factor, net of direct costs.

CalCon Mutual Mortgage LLC

Notes to Consolidated Financial Statements

Years Ended December 31, 2021 and 2020

1.	SUMMARY OF ORGANIZATION AND SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Mortgage Servicing Rights

The Company originates mortgage loans for sale to the secondary market and sells the loans on either a servicing-retained or servicing-released basis. The Company has obligations to service residential first mortgage loans that are acquired through loans sold on a servicing-retained basis. These mortgage servicing rights (MSRs) are recognized as assets at the time a loan is sold on a servicing-retained basis and capitalized at fair value. Changes in fair value are recorded in fair value adjustments of mortgage servicing rights in the accompanying consolidated statements of income and expense.

Fair market value is based on the present value of estimated future cash flows using a discount rate commensurate with the risk involved. Estimates of fair market value include assumptions about contractual service fees, projected costs to service, prepayment speeds, default, interest rates and other factors, which are subject to change over time. Changes in these underlying assumptions could cause the fair market value of MSRs to specifically change in the future. The Company obtains a valuation from an independent third party on a monthly basis to support the reasonableness of the fair value estimate generated by the Company’s internal model.

The key assumptions used in determining the fair value of MSRs when they are initially recorded were as follows for the years ended December 31, 2021 and 2020:

	2021	2020
Discount Rates	9.75%	10.00%
Annual Prepayment Speeds	9.60%	15.00%
Cost of Servicing	$79	$80

Property and Equipment

Property and equipment are stated at cost, net of accumulated depreciation. Depreciation is provided using the straight-line method over the estimated useful lives of the related assets ranging from three to seven years.

CalCon Mutual Mortgage LLC

Notes to Consolidated Financial Statements

Years Ended December 31, 2021 and 2020

1.	SUMMARY OF ORGANIZATION AND SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Secondary Market Reserve

Mortgage Loans Held for Sale

The Company sells residential mortgage loans originated into the secondary mortgage market. When the Company sells the mortgage loans, the Company makes representations and warranties to the purchasers about various characteristics of each loan such as the manner of origination, the nature and extent of underwriting standards applied, and the types of documentation being provided. Typically, these representations and warranties extend for the life of the loan. If a defect in the origination process is identified, the Company may be required to either repurchase the loan or indemnify the purchaser for losses it sustains on the loan. If there are no such defects, the Company has no liability to the purchaser for losses it sustains on the loan. The Company maintains a secondary market reserve to account for the expected losses on loans sold during the current accounting period, as well as adjustments to previous estimates of expected losses on loans sold. In each case, these estimates are based on the most recent data regarding loan repurchases and actual credit losses on repurchased loans, among other factors.

Mortgage Loans Receivable

The allowance for loan loss is evaluated on a regular basis by management and is based upon management’s periodic review of the collectability of the loans in light of historical experience, the types and dollar amounts of loans in the portfolio, adverse situations that may affect the borrower’s ability to repay, estimated value of any underlying collateral and prevailing economic conditions. This evaluation is inherently subjective as it requires estimates that are susceptible to significant revision as more information becomes available.

Subscriptions Receivable

The Company has subscriptions receivable from prospective members. These receivables are classified as contra equity assets until cash is collected. At December 31, 2021 and 2020, the Company had no subscriptions receivable. During the year ended December 31, 2020, $874,999 of the subscriptions receivable were forgiven as part of member redemption requests, and the remaining $474,492 was contributed.

CalCon Mutual Mortgage LLC

Notes to Consolidated Financial Statements

Years Ended December 31, 2021 and 2020

1.	SUMMARY OF ORGANIZATION AND SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Revenue

Gain on Sale of Mortgage Loans and Loan Origination Fees

Gains and losses recognized upon the funding of loans are determined using the specific identification method. In conjunction with the sale of loans, the Company records realized gain or loss on the sale of loans when the loan is transferred to the buyer including settled forward commitments. For loans that have been funded and not yet sold, the Company recognizes the difference between fair value and carrying value as unrealized gain or loss on loans. Loan origination fees are recognized when the loan is funded. Realized and unrealized changes in interest rate lock commitments and investor forward loan sale contracts are recorded and recognized when settled or there is a change in fair value.

Loan Fees from Lending Activities

Loan origination fees earned on loans held for sale are recognized when the related loan is funded for loans held for sale. Loan origination fees for mortgage loans receivable are deferred and amortized over the life of the respective loan.

Mortgage Servicing Rights

The Company records retained mortgage servicing rights at fair value when the related loan is sold, and records changes in valuation on a monthly basis. Gains and sales on mortgage servicing rights are recorded when the transaction occurs. Servicing fee income is recorded when earned.

Interest Income from Lending Activities

Interest income on mortgage loans held for sale is recognized as earned based upon the principal amount outstanding and contractual interest rates.

Transfers of Financial Assets

Transfers of financial assets are accounted for as sales when control over the asset has been surrendered. Control over transferred assets is deemed to be surrendered when (i) the assets have been isolated from the Company, (ii) the transferee obtains the right (free of conditions that constrain it from taking advantage of that right) to pledge or exchange the transferred assets, and (iii) the Company does not maintain effective control over transferred assets through an agreement to repurchase them before their maturity.

CalCon Mutual Mortgage LLC

Notes to Consolidated Financial Statements

Years Ended December 31, 2021 and 2020

1.	SUMMARY OF ORGANIZATION AND SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Fair Value Measurements

Fair value is defined as the exchange price that would be received for an asset or paid to transfer a liability in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants on the measurement date. The Company determines the fair values of its assets and liabilities based on a fair value hierarchy established under applicable accounting guidance which requires an entity to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value. There are three levels of inputs that may be used to measure fair value. The three levels are defined as follows:

Level I inputs are quoted prices (unadjusted) in active markets for identical assets or liabilities that the Company has the ability to access at the measurement date.

Level 2 inputs are those other than quoted prices that are observable for the asset or liability, either directly or indirectly.

Level 3 inputs are unobservable inputs for the asset or liability. Unobservable inputs reflect the Company’s own financial model using assumptions that market participants would use in pricing the asset or liability (including assumptions about risk).

Valuation Process and Techniques

The Company has various processes and controls in place to ensure that fair value is reasonably estimated. A model validation policy governs the use and control of valuation models used to estimate fair value. This policy requires review and approval of models by personnel who are independent of the executive management as well as periodic reassessments of models to ensure that they are continuing to perform as designed. In addition, detailed reviews of trading gains and losses are conducted on a daily basis by personnel who are independent of executive management. A price verification group, which is also independent of executive management, utilizes available market information including executed trades, market prices and market-observable valuation model inputs to ensure that fair values are reasonably estimated. The Company performs due diligence procedures over third-party service providers in order to support their use in the valuation process. Where market information is not available to support internal valuations, independent reviews of the valuations are performed, and any material exposures are escalated through a management review process.

CalCon Mutual Mortgage LLC

Notes to Consolidated Financial Statements

Years Ended December 31, 2021 and 2020

1.	SUMMARY OF ORGANIZATION AND SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Fair Value Measurements (Continued)

Valuation Process and Techniques (Continued)

While the Company believes its valuation methods are appropriate and consistent with other market participants, the use of different methodologies or assumptions to determine the fair value of certain financial instruments could result in a different estimate of fair value at the reporting date.

During the years ended December 31, 2021 and 2020, there were no changes to the valuation techniques that had, or are expected to have, a material impact on Company’s financial position or results of operations.

The following methods and assumptions were used to estimate the fair value of the following asset groups:

Investment securities are based on quoted market prices and are classified as Level 1.

Mortgage loans held for sale are based on the selling price to investors who use secondary market prices for loans with similar credit and risk profile characteristics and are classified as Level 2. Non-performing and impaired mortgage loans are reported at the net realizable value of the collateral based on an observable market price or a current appraised value, and these loans are classified as Level 2. If an appraised value is not available or there is no observable market price, the Company reports the loan as Level 3. There were no loans classified as Level 3.

Interest rate lock commitments are valued based on quoted prices for similar assets in an active market with similar credit and risk profile characteristics, net of origination fees and direct production costs subject to a pull-through factor and are classified as Level 3.

CalCon Mutual Mortgage LLC

Notes to Consolidated Financial Statements

Years Ended December 31, 2021 and 2020

1.	SUMMARY OF ORGANIZATION AND SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Fair Value Measurements (Continued)

Valuation Process and Techniques (Continued)

Investor forward loan sale contracts traded in the over-the-counter market are determined using quantitative models that utilize multiple market inputs including interest rates, prices and indices to generate continuous yield or pricing curves and volatility factors to value the position. The majority of market inputs are actively quoted and can be validated through external sources, including brokers, market transactions and third-party pricing services. When third-party pricing services are used, the methods and assumptions are reviewed by the Company. The fair values of derivative assets and liabilities include adjustments for market liquidity, counterparty credit quality and other instrument-specific factors where appropriate. Investor forward loan sale contracts are classified as Level 2.

Mortgage loans receivable that are performing are reported at their amortized cost. For non-performing loans in which a specific allowance is established, the Company reports the loan at the net realizable value of the underlying collateral based on an observable market price or a current appraised value. These loans are classified as Level 2. If an appraised value is not available or if there is no observable market price, the Company reports the loan as Level 3. At December 31, 2021 and 2020, there were no loans classified as Level 2 or 3.

Mortgage servicing rights are recorded at fair value based on the present value of estimated cash flows using a discount rate commensurate with the risks involved. While there is an active market for similar assets, and certain inputs such as fee rates and discount rates are observable, most of the other inputs are based on historical company data. Management obtains an independent, third-party valuation specialist to perform this analysis. Thus, mortgage servicing rights are classified as Level 3.

CalCon Mutual Mortgage LLC

Notes to Consolidated Financial Statements

Years Ended December 31, 2021 and 2020

1.	SUMMARY OF ORGANIZATION AND SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Income Taxes

The Company is treated as a partnership under the Internal Revenue Code and a similar section of the state code. The members of a partnership are taxed on their proportionate share of the Company’s taxable income. Therefore, no provision or liability for federal income taxes has been included in these consolidated financial statements.

The Company has evaluated its current tax positions and has concluded that as of December 31, 2021 and 2020, no significant uncertain tax positions exist for which a reserve would be necessary.

The Company’s income tax returns are subject to review and examination by federal, state and local governmental authorities. As of December 31, 2021, there are three years open to examination by the Internal Revenue Service, state and local governmental authorities. To the extent penalties and interest are incurred through the examinations, they would be included in operating expenses on the consolidated statements of income and expense.

Recent Accounting Pronouncements

Accounting Standards Issued but Not Yet Effective

Credit Losses - In June 2016, the Financial Accounting Standards Board (FASB) issued Accounting Standards Update (ASU) 2016-13, Financial Instruments - Credit Losses (Topic 326), and was clarified by FASB ASU 2019-04, Codification Improvements, and FASB ASUs 2019-05 and 2019-11, Targeted Transition Relief and Clarification. Prior to this pronouncement, generally accepted accounting principles required use of the incurred loss method for recognizing credit losses in the reserve. The incurred loss method recognizes a credit loss when it is probable that a loss has been incurred. The new guidance replaces the incurred loss method with one that reflects expected credit losses and requires consideration of a broader range of reasonable and supportable information to form credit loss estimates. The pronouncement also allows for the irrevocable election of the fair value measurement for certain financial assets. FASB ASUs 2018-19 and 2019- 10, Codification Improvements to Topic 326, Financial Instruments - Credit Losses, have deferred the adoptions of these standards until interim and annual periods beginning after December 15, 2022. Management is currently evaluating the guidance and the impact it will have on the Company’s consolidated financial statements.

CalCon Mutual Mortgage LLC

Notes to Consolidated Financial Statements

Years Ended December 31, 2021 and 2020

1.	SUMMARY OF ORGANIZATION AND SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Recent Accounting Pronouncements (Continued)

Accounting Standards Issued but Not Yet Effective (Continued)

Leases - In February 2016, the FASB issued ASU 2016-02, Leases (Topic 842) which was updated by FASB ASU 2018-10, Codification Improvements to Leases, FASB ASUs 2018-11 and 2019-01, Targeted Improvements, FASB ASU 2020-05, Leases, and FASB ASU 2021-09, Discount Rate for Lessees that Are Not Public Business Entities. The new lease standards require lessees to recognize virtually all leases as right-of-use assets and lease liabilities on the balance sheet, as well as disclose key information regarding leasing arrangements. The new lease standard also requires the separation of the lease agreement from other contract components, such as maintenance services. The guidance in these standards are effective for interim and annual periods beginning after December 15, 2021, with early adoption permitted. Management is currently evaluating the guidance and the impact it will have on the Company’s consolidated financial statements.

Accounting Standards Issued and Adopted

Reference Rate Reform - In March 2020, the FASB issued ASU 2020-04, Reference Rate Reform (Topic 848): Facilitation of the Effects of Reference Rate Reform on Financial Reporting. On January 2021, the FASB issued ASU 2021-01, Reference Rate Reform. These standards provide optional guidance for a limited period of time to ease the potential burden in accounting for (or recognizing the benefits of) reference rate reform on financial reporting. The amendments in ASU 2020-04 are elective and apply to all entities, subject to meeting certain criteria, that have contracts, amended contracts during 2021, hedging relationships, and other transactions that reference London Interbank Offered Rate (LIBOR) or another reference rate expected to be discontinued because of reference rate reform. The guidance is effective upon issuance and allows application to contract changes as early as March 12, 2020 through December 31, 2022. The Company has adopted the guidance and changed all applicable LIBOR rates for its warehouse lenders and other lines of credit and debt obligations, as applicable.

2.	CASH CONCENTRATION

The Company maintains funds in various financial institutions that are members of the Federal Deposit Insurance Corporation. As such, funds are insured based on Federal Reserve limits. The Company has not experienced any losses in the past, and management believes it is not exposed to any significant credit risk on the current account balances. At times, cash balances may exceed insured amounts.

CalCon Mutual Mortgage LLC

Notes to Consolidated Financial Statements

Years Ended December 31, 2021 and 2020

3.	MORTGAGE LOANS HELD FOR SALE

All mortgage loans held for sale are secured by residential property and are collateral for the warehouse lines of credit. Mortgage loans held for sale consisted of the following as of December 31,

	2021	2020
Mortgage Loans Held for Sale
(Unpaid Principal Balance)	$245,095,615	$384,538,603
Fair Value Adjustment	8,074,041	19,422,968

Mortgage Loans Held for Sale at Fair Value	$253,169,656	$403,961,571

4.	MORTGAGE LOANS RECEIVABLE

The Company had the following mortgage loans receivable at December 31,

	2021	2020
Mortgage loans receivable consisted of notes to individuals secured by deeds of trust, bearing interest at various rates from 2.00% to 12.00% per annum, partially or fully amortized. These notes have original maturity dates from December 2022 through October 2052.	$187,130,448	34,891,526
Less: Construction Loan Commitments	(117,013,212)	(12,027,820)
Less: Allowance for Loan Losses	—	—

Mortgage Loans Receivable, Net	$70,117,236	$22,863,706

The Company expects to collect $1,137,761 in principal payments over the next twelve months.

Mortgage Loans in Foreclosure

At December 31, 2021 and 2020, the Company had loans amounting to $521,228 and $159,721, respectively, that were in the process of foreclosure. Real estate owned is included in mortgage loans receivable at December 31, 2021 and 2020. Management does not anticipate any losses related to these foreclosures.

CalCon Mutual Mortgage LLC

Notes to Consolidated Financial Statements

Years Ended December 31, 2021 and 2020

4.	MORTGAGE LOANS RECEIVABLE (CONTINUED)

Mortgage Loans in Foreclosure (Continued)

Loan Modifications

At December 31, 2021 and 2020, the Company did not have any material loan modifications.

Mortgage Loans Concentrations

As of December 31, 2021, all mortgage loans receivable are primarily secured by first deeds of trust. There were 193 loans outstanding and the largest loan was $21,000,000. The loans are located in 42 different states.

As of December 31, 2020, all mortgage loans receivable are primarily secured by first deeds of trust. There were 106 loans outstanding and the largest loan was $716,100. The loans are located in 38 different states.

5.	DERIVATIVE INSTRUMENTS

Derivative instruments are commitments to extend to borrowers, either at fixed or floating rates, and contracts to sell mortgage loans to investors at specific future dates and interest rates. Commitments to extend credit are generally agreements to lend to a customer as long as there is no violation of any condition established in the contract. Commitments generally have fixed expiration dates or other termination clauses and may require payment of a fee by the borrower. The market risk associated with the commitments to sell loans occurs when the estimated amount of the commitments to extend credit is not the same as the outstanding commitments to sell loans and from the possible inability of counterparties to meet the terms of their commitments.

CalCon Mutual Mortgage LLC

Notes to Consolidated Financial Statements

Years Ended December 31, 2021 and 2020

5.	DERIVATIVE INSTRUMENTS (CONTINUED)

The Company recognized pre-tax net realized and unrealized gains/(losses) of $6,435,937 and $(15,324,750) for the years ended December 31, 2021 and 2020, respectively, on its hedging activity related to interest rate lock commitments and investor forward loan sale contracts. The Company had the following derivative instruments as of December 31,

	2021
	Volume	Fair Value
Interest Rate Lock Commitments	$104,277,241	$2,845,650
Investor Forward Loan Sale Contracts	$223,500,000	$(324,199)

Total Derivative Instruments		$2,521,451

	2020
	Volume	Fair Value
Interest Rate Lock Commitments	$237,084,795	$6,890,125
Investor Forward Loan Sale Contracts	$607,115,762	$(6,537,656)

Total Derivative Instruments		$352,469

The following table represents the quantitative information about interest rate lock commitments and the fair value measurements as of December 31,

	Loan Funding Probability (Pull-Through)
	2021	2020
Weighted Average	87%	86%

The Company had margin calls with a broker dealer totaling $280,235 and $4,713,219 at December 31, 2021 and 2020, respectively, which are located in loan fees and other receivables on the accompanying consolidated balance sheets.

CalCon Mutual Mortgage LLC

Notes to Consolidated Financial Statements

Years Ended December 31, 2021 and 2020

6.	MORTGAGE SERVICING RIGHTS

Tue unpaid principal balance of mortgage servicing rights at December 31, 2021 and 2020 was $814,121,971 and $1,413,064,269, respectively. The following summarizes MSR activity for the years ended December 31,

	2021	2020
Beginning Balance	$11,492,146	$—
Capitalized Mortgage Servicing Rights	13,754,611	11,492,611
Fair Value Adjustment and Payoffs	(908,399)	—
Sale of Mortgage Servicing Rights	(19,188,821)	—
Gain on Sale of Mortgage Servicing Rights	3,236,035	—

Mortgage Servicing Rights	$8,385,572	$11,492,146

During the year ended December 31, 2021, the Company sold MSRs with an unpaid principal balance of $1,782,517,355 for $19,188,821. No MSRs were sold during the year ended December 31, 2020.

The following table illustrates the impact of adverse changes on the discount rate and prepayment speeds at two different data points at December 31,

	Discount Rates		Prepayment Speeds
	10% Adverse Change	20% Adverse Change	10% Adverse Change	20% Adverse Change
Mortgage Servicing Rights	$(326,218)	$(627,910)	$(344,397)	$(665,618)

	Discount Rates		Prepayment Speeds
	10% Adverse Change	20% Adverse Change	10% Adverse Change	20% Adverse Change
Mortgage Servicing Rights	$(546,619)	$(1,051,408)	$(424,725)	$(818,119)

CalCon Mutual Mortgage LLC

Notes to Consolidated Financial Statements

Years Ended December 31, 2021 and 2020

7.	PREPAID EXPENSES

Business Continuation Insurance

During the years ended December 31, 2021 and 2020, management paid $4,362,938 and $3,481,700, respectively, of insurance premiums to a related insurance company (the Insurer) for the purpose of providing business continuation insurance to the Company. The policies purchased are on a one-year claims made basis and the Insurer’s loss is limited to the amount specified in the insurance policies issued.

At December 31, 2021 and 2020, the unamortized balance was $4,002,110 and $3,191,558, respectively.

The agreement between the Insurer and the Company requires that the premiums paid by the Company be deposited into the accounts of the Insurer. The accounts of the Insurer cannot be accessed by the Company. Early termination of the insurance policies by the Company requires any unearned insurance premiums to be refunded by the Insurer. The Company has no liability for any claims made to the Insurer.

During the year ended December 31, 2021, the Company financed the purchase through a $4,144,791 short term loan with a financial institution. The loan carries a 2.85% interest rate and requires equal monthly payments of $524,978 over an eight-month period starting February 1, 2022.

During the year ended December 31, 2020, the Company financed the purchase through a $3,307,615 short term loan with a financial institution. The loan carries a 2.85% interest rate and requires equal monthly payments of $418,941 over an eight-month period starting February 1, 2020.

8.	PROPERTY AND EQUIPMENT

Property and equipment consisted of the following as of December 31,

	2021	2020
Furniture and Office Equipment	$—	$499,331
Computer Software	350,204	350,204

Total Property and Equipment	350,204	849,535
Less: Accumulated Depreciation	(206,554)	(623,732)

Property and Equipment, Net	$143,650	$225,803

CalCon Mutual Mortgage LLC

Notes to Consolidated Financial Statements

Years Ended December 31, 2021 and 2020

8.	PROPERTY AND EQUIPMENT (CONTINUED)

Depreciation charged to operations for the years ended December 31, 2021 and 2020 was $82,152 and $101,474, respectively. During the year ended December 31, 2021, the Company disposed of fully depreciated furniture and equipment of $499,331. No disposals occurred during the year ended December 31, 2020.

9.	WAREHOUSE LINES OF CREDIT

At December 31, 2021 and 2020, the Company had warehouse lines of credit agreement with three financial institutions, whereby the Company received advances under the agreements up to a combined maximum of $561,000,000 and $507,000,000, respectively.

The Company had the following outstanding warehouse lines of credit at December 31,

	2021	2020
Merchants Bank	$202,117,058	$132,799,517
Centier Bank	57,204,901	44,675,817
NB	40,716,175	200,572,864
Yellowstone (Note 1)	—	23,410,595

Total	$300,038,134	$401,458,793

Merchants Bank

Advances are due to be repaid upon the earlier of the sale of the mortgage loans that are pledged as collateral or a specified period of time from the date on which the advance is received. The warehouse line of credit borrowings are personally guaranteed by certain members of the Company. Interest is payable when the loans are purchased and accrues at an applicable interest rate depending on duration of the warehouse period. At December 31, 2021 and 2020, the applicable interest rates ranged from 2.00% to 6.75% and 2.00% to 3.50%, respectively. The warehouse line of credit agreement contains financial covenants concerning minimum tangible net worth, which were met at December 31, 2021 and 2020. As further explained in Note 9, the Company also had a warehouse line agreement with the bank through its related party entity Yellowstone, which it periodically used to fund loans held for sale. This warehouse line agreement was consolidated with the merger of Yellowstone into the Company on January 31, 2021.

CalCon Mutual Mortgage LLC

Notes to Consolidated Financial Statements

Years Ended December 31, 2021 and 2020

9.	WAREHOUSE LINES OF CREDIT (CONTINUED)

Merchants Bank (Continued)

The Company has a participation agreement with its warehouse lender, whereby the Company provides funds to the warehouse lender to reduce its cost of capital on mortgage lending activities. Through this arrangement, the Company participates in revenue earned by the financial institution on the loan interest paid to the warehouse lender by the Company. At December 31, 2021, the outstanding balance on the loan receivable was $17,000,000. The Company earned $3,845,223 from the arrangement, which is included as a reduction to interest expense in accompanying consolidated statements of income and expense. The Company had this agreement through its related party, Yellowstone, for the year ended December 31, 2020. This participation agreement has the right of offset with the warehouse line of credit and has therefore been present net on the accompany consolidated balance sheets.

Centier Bank

Advances are due to be repaid upon the earlier of the sale of the mortgage loans that are pledged as collateral or a specified period of time from the date on which the advance is received. The warehouse line of credit borrowings are personally guaranteed by certain members of the Company. Interest is payable when the loans are purchased and accrues at an applicable interest rate depending on duration of the warehouse period. At December 31, 2021 and 2020, the applicable interest rates ranged from 2.00% to 12.00% and 2.00% to 3.50%, respectively. The warehouse line of credit agreements contain financial covenants concerning minimum tangible net worth, which were met at December 31, 2021 and 2020.

Advances are due to be repaid upon the earlier of the sale of the mortgage loans that are pledged as collateral or a specified period of time from the date on which the advance is received. Interest is payable when the loans are purchased and accrues at an applicable interest rate depending on duration of the warehouse period. At December 31, 2021 and 2020, the applicable interest rates were 2.20% to 2.50% and 2.50%, respectively. The warehouse line of credit agreement contains a financial covenant concerning minimum tangible net worth, which was met at December 31, 2021 and 2020.

CalCon Mutual Mortgage LLC

Notes to Consolidated Financial Statements

Years Ended December 31, 2021 and 2020

10.	SECONDARY MARKET RESERVE

The following is a summary of the secondary market reserve activity for the years ended December 31,

	2021	2020
Beginning Balance	$500,000	$500,000
Charge-Offs	(164,994)	(627,055)
Provision for Secondary Market Reserve	1,664,994	627,055

Ending Balance	$2,000,000	$500,000

11.	NOTES PAYABLE

Paycheck Protection Program Loan

During 2020, the Company received a loan from a financial institution in the amount of $4,964,200 under the Paycheck Protection Program established by the Coronavirus Aid, Relief, and Economic Security (CARES) Act. The loan was subject to a note dated April 23, 2020 and could be forgiven to the extent proceeds of the loan were used for eligible expenditures such as payroll and other expenses described in the CARES Act. The loan bore interest at a rate of 1.00% and was payable in monthly installments of principal and interest beginning 6 months from the date of the note. The loan was repayable at any time with no prepayment penalty. During 2021, the note was forgiven in its entirety and the Company recorded a gain on extinguishrment of debt, which is reflected in the consolidated statements of income and expense, as well as the consolidated statements of cash flows as a non-cash item.

Insurance Loans

At December 31, 2021 and 2020, the Company has insurance loans of $4,144,791 and $3,307,615, respectively, which are discussed in Note 7.

Former Member Notes

During 2020, the Company paid for the redemptions of $1,009,212 in outstanding member units through the issuance of notes payable. At December 31, 2020, the amount due on these notes was $392,230. These notes were paid off in 2021.

CalCon Mutual Mortgage LLC

Notes to Consolidated Financial Statements

Years Ended December 31, 2021 and 2020

11.	NOTES PAYABLE (CONTINUED)

Current Member Notes

The Company obtained notes payable from Yellowstone RE Holdings. These notes were from various members participating in a member loan program. The notes bear interest at LIBOR plus 3.00%. The note balance of $699,534 was paid off in January 2022.

Merchants Bank

At December 31, 2021, the Company has a loan of $2,952,487, which bears interest of 3.59%, and is due in 2024. Loan repayments are approximately $980,000 per year through 2024. Interest expense on this note was $118,965, which is located in other income and expense on the accompanying consolidated statements of income and expense.

PACREP Investment Company, LLC

At December 31, 2021, the Company has a note payable of $4,433,858 bearing interest at Libor plus a margin of 150 basis points per annum, with interest payable quarterly and principal payable upon the payoff of the mortgage loans that are pledged as collateral. This note was transferred from Yellowstone in the amount of $5,231,041. Interest expense on this note was $73,560 for the year ended December 31, 2021, which is located in other income and expense on the accompanying consolidated statements of income and expense.

12.	RELATED PARTY TRANSACTIONS

Yellowstone Transactions

As discussed in Note 1, on January 31, 2021, Yellowstone, which was under common control, merged into the Company. The following asset, liabilities, and equity were transferred:

Assets
Operating Cash	$2,341,616
Loan Fees and Other Receivables	$16,753,381
Prepaid Expenses	$232,896
Loans Held for Investment	$125,701,946
Deposits	$858,000

CalCon Mutual Mortgage LLC

Notes to Consolidated Financial Statements

Years Ended December 31, 2021 and 2020

12.	RELATED PARTY TRANSACTIONS

Yellowstone Transactions (Continued)

Liabilities
Related Party Payables	$2,430,000
Accounts Payable	$3,046,789
Warehouse Line of Credit	$124,512,033
Notes Payable	$9,979,488
Loan Loss Reserve	$1,000,000
Equity	$4,919,530

Operating Accounts

At December 31, 2020, the Company had a net payable of $54,668 related to third party mortgage loans sold to Yellowstone whereby funds were advanced to pay for borrower loan obligations. The payable is located in loan fees and other receivables on the accompanying consolidated balance sheets.

Warehouse Line of Credit

At December 31, 2020, the Company had a warehouse line of credit agreement with Yellowstone up to a maximum of $50,000,000 based upon a percentage of construction and portfolio mortgage loans, which were pledged as collateral against the advances received. Advances were due to be repaid upon the earlier of the sale of the mortgage loans that were pledged as collateral or a specified period of time from the date on which the advance was received. Interest was accrued on a monthly basis at an applicable interest rate depending on duration of the warehouse period. At December 31, 2021 and 2020, the applicable interest rates ranged from 2.50% to 4.50% and 3.00% to 5.00%, respectively. During 2021, Yellowstone merged into the Company and related party facility merged into the existing Merchants Bank agreement.

Discounted Note Purchase

On December 23, 2019, the Company purchased a discounted participation in a third-party loan from Yellowstone for $2,000,000. This loan had a maturity date of December 31, 2020, with additional consideration required for the option to extend to June 30, 2021. The secured loan bore interest at 4.50%, with a contingent interest payment due at maturity. The note was paid off during the year ended December 31, 2020.

CalCon Mutual Mortgage LLC

Notes to Consolidated Financial Statements

Years Ended December 31, 2021 and 2020

12.	RELATED PARTY TRANSACTIONS (CONTINUED)

Notes Receivables

At December 31, 2020, the Company had notes receivable totaling $2,430,000 related to general purpose matters. The notes bore interest of 10.00%. The notes receivable is included in notes receivable on the accompanying consolidated balance sheets. Interest income generated on this note for the year ended December 31, 2020 was $33,336. The note was eliminated with the merger of Yellowstone in 2021.

OneTrust International LLC

The Company receives outsourced operations support services from OneTrust International LLC, an entity under common control. During the years ended December 31, 2021 and 2020, the expenses were $7,045,971 and $4,104,222, respectively. The payable at December 31, 2021 and 2020 was $1,094,865 and $658,354, respectively, and is located in accounts payable and accrued liabilities on the accompanying consolidated balance sheets.

Island Vibez Management, LLC

The Company has a consulting agreement with a management services company to provide specific strategic finance and management services. The Company expensed $3,226,856 and $5,698,868 for the years ended December 31, 2021 and 2020, respectively, related to these services. The amount is included in general and administrative expenses in the accompanying consolidated statements of the income and expense.

13.	TRUST LIABILITIES

The Company collects funds from borrowers in advance for payment of credit, taxes and insurance. The Company is required to maintain these funds in a separate trust account for the benefit of these borrowers. Total funds held in trust for others at December 31, 2021 and 2020 were $573,997 and 2,136,522, respectively. The trust assets and liabilities are not included on the accompanying consolidated balance sheets.

CalCon Mutual Mortgage LLC

Notes to Consolidated Financial Statements

Years Ended December 31, 2021 and 2020

14.	FAIR VALUE MEASUREMENTS

The following table represents the Company’s fair value hierarchy for its assets measured at fair value on a recurring basis as of December 31,

	2021
	Level 1	Level2	Level 3
Mortgage Loans Held for Sale	$—	$253,169,656	$—
Interest Rate Lock Commitments	—	—	2,845,650
Mortgage Servicing Rights	—	—	8,385,572
Investor Forward Loan Sale Contracts	—	(324,199)	—

Total	$—	$252,845,457	$11,231,222

	2020
	Level 1	Level 2	Level 3
Investments Securities, Net	$—	$—	$—
Mortgage Loans Held for Sale	—	403,961,571	—
Interest Rate Lock Commitments	—	—	6,890,125
Mortgage Servicing Rights	—	—	11,492,146
Investor Forward Loan Sale Contracts	—	(6,537,656)	—

Total	$—	$397,423,915	$18,382,270

The following table presents a reconciliation of Level 3 assets measured at fair value on a recurring basis for the following years ended:

Interest Rate Lock Commitments
Balance at December 31 2019	$1,531,800
Net Transfers and Revaluations	5,358,325

Balance at December 31, 2020	6,890,125
Net Transfers and Revaluations	(4,044,475)

Balance at December 31, 2021	$2,845,650

At December 31, 2021 and 2020, there were no non-recurring assets or liabilities recorded at fair value.

Due to their short term nature, the carrying values of loan fees and other receivables, prepaid expenses, certain notes receivable, accounts payable and accrued liabilities, warehouse lines of credit and certain notes payable approximate their fair values at December 31, 2021 and 2020.

CalCon Mutual Mortgage LLC

Notes to Consolidated Financial Statements

Years Ended December 31, 2021 and 2020

15.	RETIREMENT PLAN

The Company has a 40l(k) plan (the Plan) which covers all eligible employees who have met the minimum eligibility requirements. Employees may elect to contribute up to a maximum percentage allowable, not to exceed federal tax law limitations, which may be adjusted each year based on cost-of-living calculations. The Company’s contributions are discretionary and are determined on an annual basis. For the years ended December 31, 2021 and 2020, Company contributions to the Plan were $318,342 and 390,372, respectively.

16.	PROFITS INTEREST PLAN

The Company has a profits interest plan that allows key employees and consultants to receive interests in the Company’s profits through an entity established to hold Class C units of the Company (the holding company). Key employees and consultants are granted equivalent units in the holding company that enable them to share in the Company’s profits. Unless otherwise stated in the profits interest award agreement, units in the holding company will vest equally over four years beginning on the anniversary of the grant date. At December 31, 2021 and 2020, the Company had 12,500 fully vested units in both years. There was no vesting expense for the years ended December 31, 2021 and 2020.

17.	LEASE COMMITMENTS

The Company leases office facilities under non-cancellable operating leases through 2025. The Company also leases office facilities and equipment on a month-to-month basis. These leases sometimes require the Company to pay for insurance and maintenance. Office and equipment lease expenses charged to operations for the years ended December 31, 2021 and 2020 were $1,535,087 and $1,627,035, respectively.

At December 31, 2021, future minimum lease payments are as follows:

Amount
2022	$763,729
2023	300,222
2024	127,143
2025	39,224

Total Future Minimum Lease Payments	$1,230,319

CalCon Mutual Mortgage LLC

Notes to Consolidated Financial Statements

Years Ended December 31, 2021 and 2020

18.	ADVERTISING AND MARKETING

The Company expenses advertising and marketing costs as incurred, which amounted to $2,839,360 and $2,393,620 for the years ended December 31, 2021 and 2020, respectively.

19.	RISKS AND UNCERTAINTIES

Mortgage Operations

In the normal course of its business, the Company is exposed to certain economic and compliance risks including credit risk, investor risk, repurchase risk, concentration risk, interest rate risk, regulatory risk, securitization risk and operating risk.

Credit Risk

The Company is dependent on its warehouse lending partners and termination of one or more of these relationships could affect the Company’s financial results and overall operations. The Company expects that warehouse lines of credit will remain available to finance its mortgage lending activities and that the Company will be able to obtain access to additional warehouse lines of credit, if needed. However, there is no certainty that these lending relationships or any other current relationships will continue or that the Company will be able to obtain new credit facilities. If the warehouse lines of credit become unavailable or diminished, the reduction in the Company’s borrowing ability could have a material adverse effect on the results of its operations and financial position.

Investor Risk

The Company has requirements to maintain certain net worth and liquidity amounts for their approvals with government-sponsored entities as well as other third-party aggregators. Failure to meet these financial covenant requirements could have an adverse impact on the Company’s financial position.

Repurchase Risk

The Company has mortgage loan purchase agreements with various investors. The Company is obligated to perform certain procedures in accordance with these agreements. The agreements provide for conditions whereby the Company may be required to either repurchase mortgage loans or provide indemnification for losses suffered by investors due to borrower default for various reasons, among which may be one of the following: (i) a mortgage loan is originated in violation of the investor’s requirements, (ii) the Company breaches any term of the agreement, and/or (iii) an early payment default occurs from a mortgage originated by the Company.

CalCon Mutual Mortgage LLC

Notes to Consolidated Financial Statements

Years Ended December 31, 2021 and 2020

19.	RISKS AND UNCERTAINTIES (CONTINUED)

Concentration Risk

The Company sells loans to various investors. For years ended December 31, 2021 and 2020, mortgage loans sold to the largest three investors consisted of approximately 73% and 75%, respectively, of its mortgage loan sales.

Interest Rate Risk

Until a rate guarantee is extended to a borrower, the Company is not exposed to interest rate risk. At December 31, 2021, the Company had commitments to extend credit for which interest rates were guaranteed to borrowers, subject to loan approval. If mortgage interest rates change between the time the rate guarantee is made to the borrower and the time such loan is priced for sale to an investor, there is a potential loss on the sale of the loan. In most cases, the Company elects to absorb price risk on a portion of its rate guarantees by waiting to formally commit loans to actual commitments until after closing and offsetting that risk through hedging activities.

In order to manage the price risk on this population of rate guarantees, the Company enters into mandatory delivery forward sale commitments to investors at different times during the period that the underlying loans are in process. This latter method of loan sales generally entails the assumption of somewhat greater interest rate risk but also usually produces a higher gain on loan sales. The Company mitigates this risk through its hedging activities. The Company is also subject to risks associated with changes in interest rates to the extent that such fluctuations may have an effect on loan production volumes.

Regulatory Risk

The Company is subject to comprehensive regulation and supervision by federal and state regulatory authorities covering all aspects of the organization, management and operations. Many regulations have undergone significant changes and will significantly change in the future. The Company continually evaluates the regulations to determine the extent of the impact on Company operations. Any of the various regulatory agencies may take enforcement actions against the Company in the event management does not operate in accordance with applicable regulations, policies and directives. Regulatory enforcement could adversely affect the business, financial condition and results of operations.

CalCon Mutual Mortgage LLC

Notes to Consolidated Financial Statements

Years Ended December 31, 2021 and 2020

19.	RISKS AND UNCERTAINTIES (CONTINUED)

Securitization Risk

The Company originates mortgages for different agencies. Some of these investors aggregate these securities for the purposes of securitizing them in the public markets. To the extent that these investors are unable to finance these loans in the securitization markets at attractive prices, the marketability and liquidity of these loans could become impaired. As of December 31, 2021 and 2020, the secondary market provided adequate liquidity for these loans.

The Company is selling and servicing loans through a contractual agreement with an approved seller-servicer of GNMA I and II loans. The terms of the contractual agreement make the Company subject to similar risk and liabilities as the authorized seller/servicer. The Company also received approval as a seller-servicer of GNMA I and II loans during October 2021. The contractual agreement requires the Company to provide funds to the authorized seller/servicer for situations where money is advanced on the borrower’s behalf to i) pay security holders when borrower payments are late, ii) address errors in the calculation of principal and interest, iii) account for losses associated with removal of a loan from the loan pool, and iv) pay for tax and insurance when borrower payments are late. Liability risk exists when the Company is required to buyback defective mortgage loans and if GNMA incurs costs, losses or expenses as a result of the Company’s default.

The Company is required to advance a percentage of loans currently being serviced to cover these contingent expenses.

The Company is responsible for servicing GNMA I and II loans with an unpaid principal balance as of December 31, 2021 and 2020 of $26,749,532 and $502,077,083, respectively. The Company has advanced $939,474 and $3,521,739 at December 31, 2021 and 2020, respectively, to address these contingencies, which is located in loan fees and other receivables on the accompanying consolidated balance sheets, and which management believes is fully collectable.

During November 2021, the Company receive its approval as a GNMA seller/servicer. As of December 31, 2021, the Company did not have any outstanding loan pools related to this agreement.

CalCon Mutual Mortgage LLC

Notes to Consolidated Financial Statements

Years Ended December 31, 2021 and 2020

19.	RISKS AND UNCERTAINTIES (CONTINUED)

Operating Risk

The impact of COVID-19, and its variants, continue to cause uncertainty in global and national markets, which may continue for a currently indeterminable period of time. The pandemic may continue to cause labor disruptions, supply chain shortages, increased consumer costs and related inflation. These negative factors either individually, or cumulatively, may cause an impact to financing and investing operations, the consequence of which cannot be readily determined, but may impact the Company’s ability to meet future obligations.

20.	CAPITAL AND LIQUIDITY REQUIREMENTS

The Company is subject to various capital and liquidity requirements in connection with agreements that the Company has entered into with the warehouse lines of credit, HUD, FHLMC and FNMA. Failure to maintain capital requirements could result in the Company’s inability to originate and service loans for the respective warehouse lenders and, therefore, could have a direct material effect on the Company’s financial position.

The Company’s actual capital and liquidity amounts and the minimum amounts required for adequacy purposes by the warehouse lenders are as follows:

As of December 31, 2021:	Actual Capital	Minimum Capital Requirements
HUD	$60,261,496	$2,500,000
FHLMC	$64,692,960	$4,536,237
FNMA	$64,725,458	$4,536,237
GNMA	$60,261,496	$2,500,000
Warehouse Line 1	$64,725,458	$2,800,000
Warehouse Line 2	$64,725,458	$5,000,000
Warehouse Line 3	$64,725,458	No Requirement

CalCon Mutual Mortgage LLC

Notes to Consolidated Financial Statements

Years Ended December 31, 2021 and 2020

20.	CAPITAL AND LIQUIDITY REQUIREMENTS (CONTINUED)

As of December 31, 2021:	Actual Liquidity	Minimum Liquidity Requirements
HUD	$41,137,279	$500,000
FHLMC	$41,137,279	$285,073
FNMA	$41,137,279	$285,073
GNMA	$41,137,279	$1,000,000
Warehouse Line 1	$41,137,279	No Requirement
Warehouse Line 2	$41,137,279	No Requirement
Warehouse Line 3	$41,137,279	No Requirement

As of December 31, 2020:	Actual Capital	Minimum Capital Requirements
HUD	$51,358,358	$2,500,000
FHLMC	$51,358,358	$2,698,432
FNMA	$51,358,358	$318,845
Warehouse Line 1	$53,839,098	$2,800,000
Warehouse Line 2	$53,839,098	$5,000,000
Warehouse Line 3	$53,839,098	No Requirement
Related Party Warehouse Line	$53,839,098	No Requirement

As of December 31, 2020:	Actual Liquidity	Minimum Liquidity Requirements
HUD	$19,795,907	$500,000
FHLMC	$19,795,907	$318,845
FNMA	$19,795,907	$318,845
Warehouse Line 1	$19,795,907	No Requirement
Warehouse Line 2	$19,795,907	No Requirement
Warehouse Line 3	$19,795,907	No Requirement
Related Party Warehouse Line	$19,795,907	No Requirement

21.	CONTINGENCIES

The Company has claims arising in the normal course of business. In the opinion of the Company’s legal counsel and management, any outcome will be immaterial to the consolidated financial statements.

CalCon Mutual Mortgage LLC

Notes to Consolidated Financial Statements

Years Ended December 31, 2021 and 2020

22.	CASH FLOW INFORMATION

Supplemental cash flow information was as follows for the years ended December 31,

	2021	2020
Cash Paid For:
Interest Expense	$8,656,780	$8,802,903
Taxes	$—	$—
Non-Cash Transactions:
Finance Buyout of Former Members	$—	$1,009,212
Finance of Captive Insurance Policy	$4,144,791	$3,307,615
Debt Forgiveness	$4,964,200	$—
Yellowstone Merger - See Note 12	$—	$—

23.	RECLASSIFICATIONS

Reclassifications have been made to the prior year financial statements in order to conform to the classifications used in the current year financial statements. These reclassifications have no effect on the prior year net income, net worth or liquidity.

24.	SUBSEQUENT EVENTS

The Company has evaluated subsequent events through March 29, 2022, the date the financial statements were available to be issued, and there was the following significant matter to report:

On March 16, 2022, an outside investor acquired an interest in the Company’s parent entity, Warp Speed Holdings, which will create a change of control.

Supplementary Schedules

CalCon Mutual Mortgage LLC

Consolidated Supplementary Schedule I - Operating Expenses

	Years Ended December 31,
	2021	2020
Operating Expenses:
Salaries, Payroll Taxes and Employee Benefits:
Salaries	$22,044,945	$29,194,314
Payroll Taxes	2,275,121	2,423,784
Employee Benefits	1,311,119	858,659

Total Salaries, Payroll Taxes and Employee Benefits	25,631,185	32,476,757

Occupancy and Equipment Rent:
Occupancy Rent	1,349,521	1,442,572
Equipment Rent	185,566	184,463

Total Occupancy and Equipment Rent	1,535,087	1,627,035

Advertising and Marketing	2,839,360	2,393,620

General and Administrative:
Accounting	267,578	89,615
Bad Debt	134,886	12,225
Bank Charges	26,554	18,516
Depreciation	82,152	101,474
Dues and Subscriptions	512,252	413,670
Janitorial	17,057	18,072
Insurance	3,983,377	2,621,530
Licenses and Fees	363,759	694,479
Meals and Entertainment	15,509	4,377
Miscellaneous Fees	528,255	323,248
Office Expense	91,310	110,690
Office Supplies	122,982	193,617
Outside Services	15,252,372	5,362,639
Postage and Delivery	205,950	121,113
Professional Fees	1,384,093	661,220
Software Licensing	1,183,211	996,841
Travel	206,898	140,803
Utilities	141,073	150,681
Printing and Reproduction	10,544	11,754
Property Taxes	9,024	8,800

Total General and Administrative	24,538,836	12,055,364

Total Operating Expenses	$54,544,468	$48,552,776

See Notes to Consolidated Financial Statements

CalCon Mutual Mortgage LLC

Supplementary Schedule II

Computation of HUD Adjusted Net Worth Requirement

December 31, 2021

Net Worth Requirement:
FHA Servicing Portfolio	$—
FHA Originations	255,900,274
FHA Purchases	—

Subtotal - FHA Loan Activity	255,900,274
FHA Origination Servicing Retained	1,805,277
FHA Purchase Servicing Retained	—

Subtotal - Servicing Retained	1,805,277
Total Adjusted FHA Loan Activity	254,094,997
Net Worth Required Baseline	1,000,000
Additional Net Worth Required	2,290,950

Total Minimum Net Worth Required	2,500,000
Members’ Equity Ending Balance	64,725,458
Less Unacceptable Assets:
Related Party Receivable	32,498
Prepaid Expenses	4,431,464

Adjusted Net Worth	60,261,496

Adjusted Net Worth Above Required Minimum Amount	$57,761,496

See Notes to Consolidated Financial Statements

CalCon Mutual Mortgage LLC

Supplementary Schedule II (Continued)

Computation of HUD Liquidity Requirement

December 31, 2021

Liquidity Requirement:
Cash and Cash Equivalents	$41,137,279
Less Unacceptable Assets	—

Total Liquid Assets	41,137,279
Liquidity Required	500,000

Liquidity Above the Program Requirement	$40,637,279

See Notes to Consolidated Financial Statements

CalCon Mutual Mortgage LLC

Supplementary Schedule III

Computation of GNMA Adjusted Net Worth Requirement

December 31, 2021

Adjusted Net Worth Calculation:
Members’ Equity per Statement of Financial
Condition at the End of Reporting Period	$64,725,458
Less:
Unacceptable Assets
Prepaid Expenses	4,431,464
Related Party Notes Receivable	32,498

Total Unacceptable Assets	4,463,962

Adjusted Net Worth	$60,261,496

Required Net Worth Calculation:
Unpaid Principal Balance of Securities Outstanding (Note: Numbers of Pools = 0)	$—
Plus:
Outstanding Balance of Commitment Authority Issued and Requested	—

Total Outstanding Portfolio and Authority	—

Required Net Worth	2,500,000

Excess Net Worth	$57,761,496

See Notes to Consolidated Financial Statements

CalCon Mutual Mortgage LLC

Supplementary Schedule III (Continued)

Computation of GNMA Capital Requirement

December 31, 2021

Capital Requirement for Nondepository Institutions:
Total Adjusted Net Worth	$60,261,496

Total Assets	$391,338,315

		Meets 6% Requirement?
Total Adjusted Net Worth/Total Assets	15.40%	Yes

See Notes to Consolidated Financial Statements

CalCon Mutual Mortgage LLC

Supplementary Schedule III (Continued)

Computation of GNMA Liquid Assets Requirement

December 31, 2021

Liquid Assets Calculation:
Required Net Worth	$2,500,000

Acceptable Liquid Assets:
Cash and Cash Equivalents	41,137,279
Total Liquid Assets	$41,137,279

Required Liquid Assets:	$1,000,000
		Meets Requirement?
Excess Liquid Assets	$40,137,279	Yes

See Notes to Consolidated Financial Statements

CalCon Mutual Mortgage LLC

Supplementary Schedule III (Continued)

Presentation of GNMA Insurance Requirement

December 31, 2021

A. Identification of Affiliated Ginnie Mae Issuers:
Affiliated Ginnie Mae Issuers:
CalCon Mutual Mortgage LLC
Affiliated Ginnie Mae Issuer #:	4441
Affiliated Issuers on Same Insurance Policies:	Not Applicable
B. Required Insurance Calculation:
Servicing Portfolio:
Ginnie Mae	$—
Fannie Mae	707,408,331
Freddie Mac	80,964,353
Conventional (Other)	26,121,971

Total Servicing Portfolio	$814,494,655
Required Fidelity Coverage	$1,293,118
Required Servicing Errors and Omissions Coverage	$1,293,118
C. Verification of Insurance Coverage:
Fidelity Bond Coverage at End of Reporting Period	$2,750,000

Mortgage Servicing Errors and Omissions Coverage at End of Reporting Period	$1,000,000

D. Insurance Coverage:
Fidelity Bond Coverage	$1,456,882

Required Mortgage Servicing Errors and Omissions Coverage	$(293,118)

E. Ginnie Mae Loss Payable Endorsement:
Fidelity Bond Coverage	No
Mortgage Servicing Errors and Omissions Coverage	No

See Notes to Consolidated Financial Statements

CalCon Mutual Mortgage LLC

Audit Firm Summary

December 31, 2021

Audit Firm:	Spiegel Accountancy Corp.

Lead Auditor:	Henry S. Chavez, CPA

Address:	2300 Contra Costa Blvd., Suite 425
Pleasant Hill, California 94523

Phone:	(925) 977-4000

Federal ID:	26-4802175

Spiegel Accountancy Corp.

REPORT ON INTERNAL CONTROL OVER FINANCIAL REPORTING AND ON

COMPLIANCE AND OTHER MATTERS BASED ON AN AUDIT OF FINANCIAL

STATEMENTS PERFORMED IN ACCORDANCE WITH GOVERNMENT AUDITING

STANDARDS

Independent Auditor’s Report

To the Members and Board of Directors

CalCon Mutual Mortgage LLC

San Diego, California

We have audited, in accordance with the auditing standards generally accepted in the United States of America and the standards applicable to financial audits contained in Government Auditing Standards issued by the Comptroller General of the United States, the financial statements of Calcon Mutual Mortgage LLC (CalCon Mutual Mortgage LLC or the Company), which comprise the consolidated balance sheet as of December 31, 2021, and the related consolidated statements of income and expense, changes in members’ equity, and cash flows for the year then ended, and the related notes to the financial statements, and have issued our report thereon dated March 29, 2022.

Report on Internal Control over Financial Reporting

In planning and performing our audit of the financial statements, we considered the Company’s internal control over financial reporting to determine the audit procedures that are appropriate in the circumstances for the purpose of expressing our opinion on the financial statements, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we do not express an opinion on the effectiveness of the Company’s internal control over financial reporting.

A deficiency in internal control exists when the design or operation of a control does not allow management or its employees, in the normal course of performing their assigned functions, to prevent, or detect and correct, misstatements on a timely basis. A material weakness is a deficiency, or combination of deficiencies, in internal control such that there is a reasonable possibility that a material misstatement of the Company’s financial statements will not be prevented, or detected and corrected, on a timely basis. A significant deficiency is a deficiency, or a combination of deficiencies, in internal control that is less severe than a material weakness, yet important enough to merit attention by those charged with governance.

Our consideration of internal control over financial reporting was for the limited purpose described in the first paragraph of this section and was not designed to identify all deficiencies in internal control over financial reporting that might be· material weaknesses or significant deficiencies. Given these limitations, during our audit we did not identify any deficiencies in internal control over financial reporting that we consider to be material weaknesses. However, material weaknesses may exist that have not been identified.

To the Members and Board of Directors

CalCon Mutual Mortgage LLC

San Diego, California

Report on Compliance and Other Matters

As part of obtaining reasonable assurance about whether the Company’s financial statements are free from material misstatement, we performed tests of its compliance with certain provisions of laws, regulations, contracts and grant agreements, with which noncompliance could have a direct and material effect on the determination of financial statement amounts. However, providing an opinion on compliance with those provisions was not an objective of our audit, and accordingly, we do not express such an opinion. The results of our tests disclosed no instance of noncompliance that is required to be reported under Government Auditing Standards.

Purpose of this Report

The purpose of this report is solely to describe the scope of our testing of internal control over financial reporting and compliance and the results of that testing, but not to provide an opinion on the effectiveness of the Company’s internal control over financial reporting or compliance. This report is an integral part of an audit performed in accordance with Government Auditing Standards in considering the Company’s internal control over financial reporting and compliance. Accordingly, this communication is not suitable for any other purpose.

Pleasant Hill, California	Spiegel Accountancy Corp.
March 29, 2022	Certified Public Accountants

Spiegel Accountancy Corp.

REPORT ON COMPLIANCE FOR THE MAJOR HUD PROGRAM AND ON

INTERNAL CONTROL OVER COMPLIANCE REQUIRED BY THE CONSOLIDATED

AUDIT GUIDE FOR AUDITS OF HUD PROGRAMS

Independent Auditor’s Report

To the Members and Board of Directors

Calcon Mutual Mortgage LLC

San Diego, California

Report on Compliance with Each Major Program

We have audited Calcon Mutual Mortgage LLC (Calcon Mutual Mortgage LLC or the Company)‘s compliance with the compliance requirements) described in the Consolidated Audit Guide for Audits of HUD Programs (the Guide that could have a direct and material effect on the Company’s major U.S. Department of Housing and Urban Development (HUD) programs for the year ended December 3 I, 2021. The Company’s major HUD programs and the related direct and material compliance requirements are as follows:

Name of Major HUD Program	Direct and Material Compliance Requirements
HUD Title II Program	Quality Control Plan, Branch Office Operations, Loan Origination, Loan Servicing, Federal Financial and Activity Reports, Lender Annual Recertification, Adjusted Net Worth, Liquidity, Licensing. Loan Settlement, Escrow Accounts, and Kickbacks.

GNMA Program	Federal Financial Reports, Eligibility to Issue Mortgage- Backed Securities, Review of Custodial Documents, Issuer’s administration of Pooled Mortgage, Review of Monthly Accounting Reports and Quarterly Submission, Securities Marketing and Trading Practices, Adjusted Net Worth, Institutionwide Capital Requirements; Liquid Asset Requirement

In our opinion, Calcon Mutual Mortgage LLC complied, in all material respects, with the compliance requirements referred to above that could have a direct and material effect on each of its major HUD programs for the year ended December 3 I, 202I.

Basis for Opinion on Each Major HUD Program

We conducted our audit of compliance in accordance with auditing standards generally accepted in the United States of America (GAAS), the standards applicable to financial audits contained in Government Auditing Standards issued by the Comptroller General of the United States and the Guide. Our responsibilities under those standards and the Guide are further described in the Auditor’s Responsibilities for the Audit of Compliance section of our report.

To the Members and Board of Directors

CalCon Mutual Mortgage LLC

San Diego, California

Basis for Opinion on Each Major HUD Program (Continued)

We are required to be independent of Calcon Mutual Mortgage LLC and to meet our other ethical responsibilities, in accordance with the relevant ethical requirements relating to our audit. We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our opinion on compliance for each major HUD program. Our audit does not provide a legal determination of’ s compliance with the compliance requirements referred to above.

Responsibilities of Management for Compliance

Management is responsible for compliance with the requirements referred to above and for the design, implementation, and maintenance of effective internal control over compliance with the requirements of laws, statutes, regulations, rules, and provisions of contracts or grant agreements applicable to Calcon Mutual Mortgage LLC’s HUD programs.

Auditor’s Responsibilities for the Audit of Compliance

Our objectives are to obtain reasonable assurance about whether material noncompliance with the compliance requirements referred to above occurred, whether due to fraud or error, and to express an opinion on Calcon Mutual Mortgage LLC’s compliance based on our audit. Reasonable assurance is a high level of assurance but is not absolute assurance and therefore is not a guarantee that an audit conducted in accordance with GAAS, Government Auditing Standards, and the Guide will always detect material noncompliance when it exists. The risk of not detecting material noncompliance resulting from fraud is higher than for that resulting from error, as fraud may involve collusion, forgery, intentional omissions, misrepresentations, or the override of internal control. Noncompliance with the compliance requirements referred to above is considered material if there is a substantial likelihood that, individually or in the aggregate, it would influence the judgment made by a reasonable user of the report on compliance about Calcon Mutual Mortgage LLC’s compliance with the requirements of each major HUD program as a whole.

In performing an audit in accordance with GAAS, Government Auditing Standards, and the Guide, we:

•	Exercise professional judgment and maintain professional skepticism throughout the audit.

•

Identify and assess the risks of material noncompliance, whether due to fraud or error, and design and perform audit procedures responsive to those risks. Such procedures include examining, on a test basis, evidence regarding Calcon Mutual Mortgage LLC’s compliance with the compliance requirements referred to above and performing such other procedures as we consider necessary in the circumstances.

To the Members and Board of Directors

CalCon Mutual Mortgage LLC

San Diego, California

Auditor’s Responsibilities for the Audit of Compliance (Continued)

•

Obtain an understanding of Calcon Mutual Mortgage LLC’s internal control over compliance relevant to the audit in order to design audit procedures that are appropriate in the circumstances and to test and report on internal control over compliance in accordance with the Guide, but not for the purpose of expressing an opinion on the effectiveness of Calcon Mutual Mortgage LLC’s internal control over compliance. Accordingly, no such opinion is expressed.

We are required to communicate with those charged with governance regarding, among other matters, the planned scope and timing of the audit and any significant deficiencies and material weaknesses in internal control over compliance that we identified during the audit.

Report on Internal Control over Compliance

A deficiency in internal control over compliance exists when the design or operation of a control over compliance does not allow management or employees, in the normal course of performing their assigned functions, to prevent, or detect and correct, noncompliance with a compliance requirement of a HUD program on a timely basis. A material weakness in internal control over compliance is a deficiency, or combination of deficiencies, in internal control over compliance, such that there is a reasonable possibility that material noncompliance with a compliance requirement of a HUD program will not be prevented, or detected and corrected, on a timely basis. A significant deficiency in internal control over compliance is a deficiency, or a combination of deficiencies, in internal control over compliance with a compliance requirement of a HUD program that is less severe than a material weakness in internal control over compliance, yet important enough to merit attention by those charged with governance.

Our consideration of internal control over compliance was for the limited purpose described in the Auditor’s Responsibilities for the Audit of Compliance section above and was not designed to identify all deficiencies in internal control over compliance that might be material weaknesses or significant deficiencies in internal control over compliance. Given these limitations, during our audit we did not identify any deficiencies in internal control over compliance that we consider to be material weaknesses, as defined above. However, material weaknesses or significant deficiencies in internal control over compliance may exist that have not been identified.

Our audit was not designed for the purpose of expressing an opinion on the effectiveness of Calcon Mutual Mortgage LLC’s internal control over compliance. Accordingly, no such opinion is expressed.

To the Members and Board of Directors

CalCon Mutual Mortgage LLC

San Diego, California

Purpose of This Report

The purpose of this report on internal control over compliance is solely to describe the scope of our testing of internal control over compliance and the results of that testing based on the requirements of the Guide. Accordingly, this communication is not suitable for any other purpose.

Pleasant Hill, California	Spiegel Accountancy Corp.
March 29, 2022	Certified Public Accountants

Spiegel Accountancy Corp.

CalCon Mutual Mortgage LLC

Schedule of Findings, Questioned Costs and Recommendations

for HUD-Approved Title II Non-Supervised Mortgagees

and Loan Correspondents

December 31, 2021

Current Year Findings

Our audit disclosed no finding that are required to be reported herein under the Consolidated Audit Guide for Audits of HUD Programs.

CalCon Mutual Mortgage LLC

Schedule of the Status of Prior Audit Findings, Questioned Costs and Recommendations

for HUD-Approved Title II Non-Supervised Mortgagees

and Loan Correspondents

December 31, 2021

REGARDING THE PREVIOUS COMPLIANCE AUDIT

Audit report dated March 27, 2021 for the year ended December 31, 2020 issued by Spiegel Accountancy Corp.

No open findings from the prior year audit report.

REGARDING AUDITS, ATTESTATIONS, REVIEWS OR OTHER STUDIES OR MONITORING REPORTS

There were no letters or reports issued by HUD OIG, contract administrators or other federal agencies during the year covered by this audit.

REGARDING DEFICIENCES LISTED IN LETTERS OR REPORTS ISSUED BY HUD MANAGEMENT

There were no letters or reports issued by HUD management during the audit period.